Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-238717 and No. 333-255471) and Form F-3 (No.333-255470) of Canaan Inc. of our report dated April 21, 2021 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, People’s Republic of China
April 19, 2023